Exhibit 10.1

10960 WILSHIRE BOULEVARD

LOS ANGELES, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership

(“LANDLORD”)

AND

FASTCLICK, INC., a California corporation

(“TENANT”)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of April 7, 2005, by and between, CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and FASTCLICK, INC., a California corporation (“Tenant”).  The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit F-1 (Outline and Location of Temporary Space), Exhibit G (Parking Agreement), Exhibit H (Asbestos Notification), Exhibit I (Letter of Credit).

1.     Basic Lease Information.

1.01         “Building” shall mean the building located at 10960 Wilshire Boulevard, Los Angeles, California, commonly known as 10960 Wilshire Boulevard.  “Rentable Square Footage of the Building” is deemed to be 576,018  square feet.

1.02         “Premises” shall mean the area shown on Exhibit A to this Lease.  The Premises is located on the 19th floor and known as Suite No.  1950. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 8,777 square feet. The usable square footage of the premises is deemed to be 7,449 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03         “Base Rent”:

Period	Annual Rate Per Square Foot	Monthly Base Rent

August 1, 2005 through July 31, 2006	$28.80	$21,064.80

August 1, 2006 through July 31, 2007	$29.66	$21,693.82

August 1, 2007 through July 31, 2008	$30.55	$22,344.78

August 1, 2008 through July 31, 2009	$31.47	$23,017.68

August 1, 2009 through July 31, 2010	$32.41	$23,705.21

August 1, 2010 through November 30, 2010	$33.39	$24,422.00

BASE RENT ABATEMENT. Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in Default (as defined in Section 18) under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of:  (a) $21,064.80 for 3 full calendar months of the Term (as defined in Section 1.06) beginning September 1, 2005 and ending on November 30, 2005, and (b) $21,693.82 for 1 full calendar month of the Term beginning August 1, 2006 and ending August 31, 2006.  The total amount of Base Rent abated in accordance with the foregoing shall equal $84,888.22 (the “Abated Base Rent”). Only Base Rent shall be abated pursuant to this Section, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

1.04         “Tenant’s Pro Rata Share”: 1.5237%.

1.05         “Base Year” for Taxes (defined in Exhibit B):  2005; “Base Year” for Expenses (defined in Exhibit B):  2005.

1.06         “Term”: The Term shall commence on the Commencement Date and, unless terminated early in accordance with this Lease, end on the last day of the 64th full calendar month following the Commencement Date (the “Termination Date”).  The “Commencement Date” shall mean August 1, 2005, subject to Section 3 below.

1.07         Allowance(s): Landlord, provided Tenant is not in Default and subject to the terms and conditions set forth in Exhibit C, agrees to provide Tenant with an allowance (the “Allowance”) in an amount not to exceed $307,195.00 (i.e., $35.00 per rentable square foot of the Premises) toward the cost of performing the Initial Alterations (as defined in Exhibit C) in preparation of Tenant’s occupancy of the Premises.

1.08         “Security Deposit”:  $0.00, as more fully described in Section 6.

1.09         “Guarantor(s)”: shall mean any party that agrees in writing to guarantee the Lease.  As of the date first written above, there are no Guarantors(s).

1.10         “Broker(s)”:  CRESA Partners LLC.

1.11         “Permitted Use”:  general office use.

1.12         “Notice Address(es)”:

Landlord:	Tenant:
CA-10960 Wilshire Limited Partnership	Prior to the Commencement Date:
c/o Equity Office	FASTCLICK, INC.
3200 Ocean Park Boulevard	360 Olive Street
Suite 100	Santa Barbara, CA
Santa Monica, California 90405	Attention: Kurt Johnson
Attn: Property Manager
From and after the Commencement
Date:

FASTCLICK, INC.
10960 Wilshire Boulevard
Suite 1950
Los Angeles, California
Attention: Kurt Johnson

A copy of any notices to Landlord shall be sent to Equity Office, One Market, 600 Spear Tower, San Francisco, CA  94105, Attn: Los Angeles Regional Counsel.

1.13         “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”).  Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located.  “Building Service Hours” are 8:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays.

1.14         “Landlord Work”  INTENTIONALLY OMITTED.

1.15         “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

1.16         “Letter of Credit” is as described in Section II of Exhibit F attached hereto.

2.     Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).

3.     Possession.

3.01  INTENTIONALLY OMITTED.

3.02  The Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, however Landlord shall use reasonable efforts to obtain possession of the space.  The commencement date for the space, in such event, shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section 4.01) to Landlord for each day of possession before the Commencement Date.  However, except for the cost of services requested by Tenant which are not provided free of charge (e.g. freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

4.     Rent.

4.01  Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”).  “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent.  Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant.  All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord.  Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord.  Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days after written notice for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 10% per annum. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.  Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02  Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5.     Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. Except to the extent properly included in Expenses, Landlord shall be responsible for the cost of correcting any violations of Title III of the Americans with Disabilities Act (ADA) with respect to the Common Areas of the Building.  Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law.  Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or non-customary Alterations or improvements in the Premises performed or requested by Tenant. Landlord shall comply with all Laws relating to the Base Building, provided that compliance with such Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy (or its legal equivalent) for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees.  “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law.  Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9) ), so long as modifications to the rules do not unreasonably interfere with Tenant’s use of the Premises for the Permitted Use.  The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building. If there is a conflict between this Lease and any rules and regulations enacted after the date of this Lease, the terms of this Lease shall control.

6.     Security Deposit.

The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations.  The Security Deposit is not an advance payment of Rent or a measure of damages.  Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant, or to satisfy any other loss or damage resulting from Tenant’s Default as provided in Section 19.  If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

7.     Building Services.

7.01  Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours, although Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord. As of the date hereof, Landlord’s charge for after hours heating and air conditioning service is $106.00 per hour, for each full floor or partial floor for which Tenant requests such service, subject to change from time to time. The minimum period of time for which Tenant may request after hours HVAC service is 4 hours; provided, however, the minimum time period shall be 2 hours if the requested after hours HVAC service is immediately adjacent to Building Service Hours (for example, if Tenant requests after hours HVAC service for Saturday commencing at 1:00 p.m. then the minimum time period shall be 1 hour but if Tenant requests after hours HVAC service for Saturday commencing at 4:00 p.m. then the minimum time period shall be 4 hours).  Landlord agrees that any increases in such charge shall be limited to increases in Landlord’s actual costs of supplying the after-hours heating and air conditioning service and shall not include any increases in the administrative or labor charge. If Tenant requires heat or air conditioning during hours other than Building Service Hours, charges for such services will be prorated by Landlord between each requesting user-tenant (if more than one tenant in the same service zone requests additional heat or air conditioning at the same time); (c) standard janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

7.02  Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided for excess usage). Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, the electrical standard for the Building.  For purposes hereof, the “electrical standard” for the Building shall mean 6 watts per usable square foot of the Premises for lighting and for miscellaneous receptacles. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters.  If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and for the cost of purchasing and installing the measuring device(s).

7.03  Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored.  If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.     Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, in compliance with the National Electric Code or other applicable Law, shall remove any Cable (defined in Section 9.01 below).  In addition, Landlord, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (the Cable and such other items collectively are referred to as “Required Removables”).  Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables.  If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. At the time Tenant requests approval for a proposed Alteration, including any Initial Alterations or Landlord Work, as such terms may be defined in the Work Letter attached as Exhibit C, Landlord shall advise Tenant whether the Alteration, including any Initial Alterations or Landlord Work, or any portion thereof, is a Required Removable.  Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Required Removables. Notwithstanding the foregoing, Tenant shall not be required to remove any portion of the Landlord Work shown on the Plans as of the date of this Lease, as such terms are defined in Exhibit C, and Tenant shall not be required to remove Cable from the Temporary Space (as defined in Section III of Exhibit F).

9.     Repairs and Alterations.

9.01  Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair.  Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted and damage by Casualty (defined in and subject to the terms of Section 16) excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations.  Subject to the terms of Section 15 below, to the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors.  If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 7% of the cost of the repairs. Notwithstanding the foregoing, if the repair to be performed by Tenant cannot reasonably be completed within 15 days after Landlord’s notice to Tenant, Landlord shall not exercise its right to make such repair on Tenant’s behalf so long as Tenant commences such repair within 5 days after notice from Landlord and is diligently pursuing the same to completion.

9.02  Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.  Landlord shall promptly make repairs for which Landlord is responsible.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

9.03  Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”):  (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises.  Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03.  Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building so long as their fees are competitive with other comparably qualified contractors); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured.  Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any reasonable sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations.  In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 3% of the cost of the non-Cosmetic Alterations.  Upon completion, Tenant shall furnish “as-built” plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.  Entry by Landlord.

Landlord may enter the Premises to inspect, show (during the last 9 months of the Term only or anytime during an uncured Default by Tenant) or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building.  Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. Notwithstanding the foregoing, except in emergencies, Landlord shall provide Tenant with at least 24 hours’ prior notice of entry into the Premises, which may be given orally to the entity occupying the Premises, and Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises.  If, however, Tenant does not make an employee available in the Premises at the time indicated in such a notice or at such other time as may be mutually agreed upon by Landlord and Tenant, then (i) if the entry is for the purpose of performing work or providing services which have been requested by Tenant and would not otherwise be performed or provided by Landlord, Landlord shall not enter the Premises (unless Tenant otherwise agrees), but (ii) if the entry is for another purpose permitted by this Section, Landlord may enter the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions.  However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours.  Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent except as otherwise provided in this Lease.

11.  Assignment and Subletting.

11.01  Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02.  If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. The foregoing also shall not apply to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee.  Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord.  In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

11.02  Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of all or any portion of the Premises for more than 75% of the remaining Term of this Lease (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer.  If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Notwithstanding the above, Tenant, within 5 days after receipt of Landlord’s notice of intent to terminate, may withdraw its request for consent to the Transfer.  In that event, Landlord’s election to terminate the Lease shall be null and void and of no force and effect. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any Permitted Transfer or requested Transfer.

11.03  Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. The phrase “other consideration” used herein shall mean all monies, property and other consideration paid or payable to Tenant for the Transfer and for all property in the Premises included in such Transfer, including, without limitation, fixtures, improvements of Tenant, furniture, equipment and furnishings, but excluding Tenant’s Property.  For purposes of this Section 11.03 only, the term “Tenant’s Property” shall be as defined in Section 14 of this Lease but shall also be deemed to include goodwill and any other intangible personal property associated with Tenant’s business, but in no event shall it be deemed to include Tenant’s interest under this Lease. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. Tenant may deduct from the excess, on a straight line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees, construction costs, and Landlord’s review fee. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04 Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”):  (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change, or in the event of a Transfer to an Affiliate (defined below), Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease or the Affiliate has a net worth equal to Tenant’s net worth at the date of this Lease; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer (provided that, if prohibited by confidentiality in connection with a proposed Ownership Change, then Tenant shall give Landlord written notice within 10 days after the effective date of the proposed Ownership Change). Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

11.05  Notwithstanding anything to the contrary contained in this Lease, Tenant may, without the consent of Landlord, sublet one (1) or more offices to subtenant(s) within the Premises (the “Pre-Approved Transfers”), provided only that (a) Tenant does not separately demise such space and the subtenants in each of such office(s) shall utilize with Tenant and any other parties under Pre-Approved Transfers one (1) common entry way to the Premises as well as possibly utilizing certain shared central services, such as reception, photocopying and the like; (b) the proposed transferee operates the business in the Premises for the Permitted Use, not in violation of any of the terms and conditions of this Lease or any of the rules and regulations of the Building, and for no other purpose; (c) in no event shall any such Transfer release or relieve Tenant from any of its obligations under this Lease; (d) the Pre-Approved Transfers shall not occupy, in the aggregate, more than 10% of the rentable area in the Premises; and (e) the proposed subtenant’s business is professional and suitable for the Building considering the business of other tenants and the Building’s prestige and does not violate any exclusive rights granted to other tenants of the Building. At least 3 Business Days prior to the effective date of any Pre-Approved Transfer, Tenant shall give Landlord written notice of such Pre-Approved Transfer.  In addition, Tenant hereby agrees to indemnify Landlord for the acts and omissions of any Pre-Approved Transfers (including such Pre-Approved Transfer’s agents, employees, contractors, customers and invitees) in accordance with the terms and conditions of Section 13 of this Lease and to cause any insurance to be maintained by Tenant under this Lease to be extended to cover the acts and omissions of the Pre-Approved Transfers (including such Pre-Approved Transfer’s agents, employees, contractors, customers and invitees) while in the Building.

12.  Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees.  Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility.  Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien.  Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

13.  Indemnity and Waiver of Claims.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant’s transferees, contractors or licensees. Notwithstanding the foregoing, except as provided in Section 15 to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant’s business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties.  Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties.  Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.

14.  Insurance.

Tenant shall maintain the following insurance (“Tenant’s Insurance”):  (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b)  Property/Business Interruption Insurance written on an All Risk or Special Cause of Loss Form, including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Alterations performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence.  Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII.  All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear.  In addition, Landlord shall be named as a loss payee with respect to Property/Business Interruption Insurance on the Leasehold Improvements.  All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain.

15.  Subrogation.

Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. For the purposes of this waiver, any deductible with respect to a party’s insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

16.  Casualty Damage.

16.01  If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date of the Casualty, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if:  (1) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs. Tenant shall have the right to terminate this Lease if:  (a) a substantial portion of the Premises has been damaged by Casualty and such damage cannot reasonably be repaired within 60 days after receipt of the Completion Estimate; (b) there is less than 1 year of the Term remaining on the date of the Casualty; (c) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of Tenant’s receipt of the Completion Estimate.

16.02  If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord.  Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Alterations performed by or for the benefit of Tenant; provided if the estimated cost to repair such Alterations exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs.  Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be required to spend more than the proceeds received by Landlord in connection with such Casualty (collectively, the “Casualty Proceeds”) in order to perform the repair and restoration required herein.  However, if Landlord does not have sufficient Casualty Proceeds to substantially complete the restoration required herein, and if Landlord elects not to fund any shortfall, Landlord shall so notify Tenant (the “Insufficient Proceeds Notice”), and, provided Tenant has maintained the insurance required by Section 14 to be maintained by Tenant, the proceeds from the insurance required to be maintained by Tenant with respect to the Leasehold Improvements has been paid to Landlord as part of the Casualty Proceeds, and Tenant has paid to Landlord any deficiency (“Tenant’s Deficiency Payment”) between the cost to repair the Leasehold Improvements and the amount received by Landlord under Tenant’s insurance in connection with such repair, then Tenant, within 10 days after receipt of the Insufficient Proceeds Notice, shall have the right to terminate this Lease by the giving of written notice to Landlord.  If Tenant does not terminate the Lease, then Landlord shall restore the Leasehold Improvements and other portions of the Building affected by the Casualty to the extent possible using the Casualty Proceeds made available to Landlord for such purpose. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof.  Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

16.03  If Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within 1 month after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays (defined below), then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended.  For purposes of this Lease, the term “Reconstruction Delays” shall mean any delays caused by Tenant.

16.04  The provisions of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

17.  Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. If Landlord has the right to terminate this Lease pursuant to this Section 17, Landlord agrees to exercise such right in a nondiscriminatory fashion among tenants in the Building.  Consideration of the following factors in arriving at its decision shall not be deemed discriminatory: Length of term remaining on the Lease, time needed to repair and restore, costs of repair and restoration not covered by condemnation proceeds, Landlord’s plans to repair and restore Common Areas serving the Premises, Landlord’s plans for repair and restoration of the Building, and other relevant factors of Landlord’s decision as long as they are applied to Tenant in the same manner as other tenants. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking.  The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority.  If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord.  The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

18.  Events of Default.

In addition to any other default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 5 Business Days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 20 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 20 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 20 days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; (f) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (g) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.  Remedies.

19.01  Upon the occurrence of any Default under this Lease, whether enumerated in Section 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19, and waives any and all other notices or demand requirements imposed by applicable law):

(a)           Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i)            The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

(ii)           The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii)          The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv)          Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)           All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (A) the greatest per annum rate of interest permitted from time to time under applicable law, or (B) the Prime Rate plus 5%.  For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California.  The “Worth at the Time of Award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

(b)           Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

(c)           Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Paragraph 19.01(a).

19.02  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.03  TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. LANDLORD AND TENANT HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.04  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity.  In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

19.05  If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 5% of the cost of the work performed by Landlord.

19.06  This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

20.  Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE

PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY.  TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR PURPOSES HEREOF, “INTEREST OF LANDLORD IN THE PROPERTY” SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

21.  Relocation.

Landlord, at its expense, at any time before or during the Term, may relocate Tenant from the Premises to space of reasonably comparable size and utility (“Relocation Space”) within the Building upon 60 days’ prior written notice to Tenant, provided that the Relocation Space shall be located on or above the 10th floor of the Building with similar views as the Premises. The Relocation Space must contain similar finishes (subject to commercial availability) and approximately the same Rentable Square Footage as the Premises and approximately the same number and size of work stations, offices, breakrooms and reception areas as are contained in the Premises as of the date Tenant receives Landlord’s notice of relocation. From and after the date of the relocation, the Base Rent and Tenant’s Pro Rata Share shall be adjusted based on the rentable square footage of the Relocation Space, provided that the total monthly Base Rent for the Relocation Space shall in no event exceed the total monthly Base Rent for the Premises prior to the relocation, and Tenant’s Pro Rata Share for the Relocation Space shall in no event exceed Tenant’s Pro Rata Share for the Premises prior to the relocation.  Landlord shall pay Tenant’s reasonable costs of relocation, including all costs for moving Tenant’s furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant’s customers and one month’s supply of stationery showing the new address. Landlord shall also reimburse Tenant for the reasonable cost to install and connect telecommunication and data cabling in the Relocation Space in the manner and to the extent such cabling existed in the Premises prior to the relocation.

22.  Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance.  Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover.  No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.  Subordination to Mortgages; Estoppel Certificate.

23.01  Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). As of the date of this lease, there is no mortgage affecting the Property.  The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease.  Landlord and Tenant shall each, within 15 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

23.02 Notwithstanding the foregoing in this Section to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date.  Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect.  Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

23.03 As of the date hereof there are no mortgages or deeds of trust that constitute a lien or charge on the whole or any portion of the Property.

24.  Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1.  Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above.  Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.  Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property.  Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property.  Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26.  Miscellaneous.

26.01  This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth.  If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities.

Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

26.02  If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to reimbursement of all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.  Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.  Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

26.03  Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04  Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property.  Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

26.05  Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease.  Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Equity Office Properties Management Corp. (“EOPMC”) is an affiliate of Landlord and represents only the Landlord in this transaction.  Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

26.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07  Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements.  This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08  This Lease does not grant any rights to light or air over or about the Building.  Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents.  Neither party is relying upon any warranty, statement or representation not contained in this Lease.  This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

26.09  Except with regard to requests for consent or approval that require Landlord to make a determination of the aesthetics of certain signage, alterations or other things that would be visible from outside the Premises or Building or to assume certain risks, including, without limitation, the risk that a certain alteration, addition and/or improvement could adversely affect the mechanical systems or structure of the Building or require excess removal costs, Landlord and Tenant agree to act reasonably in granting approval or disapproval of any requests by the other for consent or approval.

26.10  Wherever a payment is required to be made by one party to the other under this Lease, but a specific date for payment or a specific number of days within which payment is to be made is not set forth in this Lease, or the words “immediately”, “promptly”, and/or “on demand”, or their equivalent, are used to specify when such payment is due, then such payment shall be due 30 days after the party which is entitled to such payment sends written notice to the other party demanding such payment.

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOM GP, L.L.C., a Delaware limited liability company, its general partner

By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non- member manager

By:	/s/ Robert F. Dezzutti

Name:	Robert F. Dezzutti

Title:	Senior Vice President

TENANT:

FASTCLICK, INC., a California corporation

By:	/s/ Kurt A. Johnson

Name:	Kurt A. Johnson

Title:	CEO

By:	/s/ Fred J. Krupica

Name:	Fred J. Krupica

Title:	CFO

Tenant’s Tax ID Number (SSN or FEIN):

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and FASTCLICK, INC., a California corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

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EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and FASTCLICK, INC., a California corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

1.  Payments.

1.01  Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each calendar year during the Term exceed Taxes for the Base Year (the “Tax Excess”).  If Expenses or Taxes in any calendar year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year shall be $0.  Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term.  On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate.  If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.

1.02  As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year.  If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is more than the actual Expense Excess or actual Tax Excess, as the case may be, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due.  If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is less than the actual Expense Excess or actual Tax Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year.

2.  Expenses.

2.01  “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property.  Expenses include, without limitation: (a)  all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees (not to exceed an amount equal to 5% of the gross receipts for the Building each calendar year); (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are:  (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property. Notwithstanding the foregoing, the portion of the annual amortized costs to be included in Expenses in any calendar year with respect to a capital improvement which is intended to reduce expenses or improve the operating efficiency of the Property or Building shall equal the lesser of: (a) such annual amortized costs; and (b) the anticipated annual cost savings for such period; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed

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interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02  Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases. The following items are also excluded from Expenses:

(a)           Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 (b) above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

(b)           Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees.

(c)           Advertising and promotional expenditures.

(d)           Landlord’s charitable and political contributions.

(e)           Ground lease rental.

(f)            Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(g)           The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant.

(h)           All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building).

(i)            Any expenses for which Landlord has received actual reimbursement (other than through Expenses).

(j)            Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property.

(k)           Expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty.

(l)            Fines or penalties incurred as a result of violation by Landlord of any applicable Laws.

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(m)          Taxes.

(n)           Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage of the Building or wherever Tenant is granted its parking privileges and/or all fees paid to any parking facility operator (on or off site) (provided, however, that if Landlord provides such parking to Tenant free of charge or at a reduced rate, to the extent that Tenant’s Pro Rata Share of such expenses exceeds any amount paid by Tenant for such parking, these expenses may be included as a part of Expenses).

(o)           Expenses incurred by Landlord in order to correct any existing (as of the date of this Lease) violations of any applicable Laws, including without limitation the Americans with Disabilities Act (the “ADA”), the Federal Occupational Safety and Health Act of 1970 (as amended) and any Laws relating to environmental, health or safety matters, provided that the cost of performing repairs and replacements to correct a violation of Law shall be included in Expenses if and to the extent the cost of performing such repairs and replacements would properly have been included in Expenses absent such violation of Law.

(p)           Any cost or expense related to removal, cleaning, abatement or remediation of “hazardous materials” in or about the Building, Common Area or Property, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building, Common Area or Property.

2.03  If Landlord does not carry earthquake and/or terrorism insurance for the Building during the Base Year but subsequently obtains earthquake and/or terrorism insurance for the Building during the Term, then from and after the date upon which Landlord obtains such earthquake and/or terrorism insurance and continuing throughout the period during which Landlord maintains such insurance, Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance is maintained by Landlord during such subsequent calendar year.

2.04  If at any time during a calendar year the Building is not at least 95% occupied with tenants paying full Rent or Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building, Expenses shall be determined as if the Building had been 95% occupied with tenants paying full Rent and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building.  If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3.  “Taxes” shall mean:  (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities.  Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant

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with a credit, if any, based on the adjustment.  Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed.  Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord.

4.  Audit Rights.  Tenant, within 365 days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies.  Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review.  If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records.  If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located.  Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit.  Within 180 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 180 day period or fails to provide Landlord with a Review Notice within the 365 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year.  If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice.  If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant.  Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days.  The records obtained by Tenant shall be treated as confidential.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

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EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and FASTCLICK, INC., a California corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

A.                                   Tenant shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”).  Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Landlord hereby approves the following general contractors:  (i) Environmental Contracting Corporation, (ii) Taslimi and (iii) Pinnacle Contracting Corp.  Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.  Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld.  The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located.  Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Tenant shall, as part of the Initial Alterations, be responsible for constructing the demising wall between the Premises and the remainder of Suite 1960 provided Landlord shall reimburse Tenant for 50% of such cost.

B.                                     The Allowance may only be used for costs in connection with the Initial Alterations including hard costs for construction, design fees, cabling and built-in furniture.  The Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (v) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations.  Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with:  (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, (5) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (6) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building,

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Property and Premises; and (7) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances.  In no event shall Landlord be required to disburse the Allowance more than one time per month.  If the Initial Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations, less the 10% retainage referenced above.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

C.                                     In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant.  If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by December 31, 2005, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.  Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.  Landlord shall not be entitled to charge, be paid or to deduct from the Allowance a construction management fee for Landlord’s oversight of the Initial Alterations.

D.                                    Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

E.                                      Notwithstanding the provisions of Section 1.06 of the Lease to the contrary, the Commencement Date shall be delayed by the number of days of delay of the “substantial completion of the Initial Alterations”, as that term is defined below, which delay is caused solely by (i) Force Majeure or (ii) a “Landlord Caused Delay”.  For purposes of this Exhibit C, a “Landlord Caused Delay” shall mean only an actual delay resulting from (a) the failure of Landlord to timely approve or disapprove Tenant’s final plans for the Initial Alterations; (b) unreasonable and material interference by Landlord, its agents or contractors with access by Tenant, its agents and contractors to the Building or any Building facilities (including loading docks and freight elevators) during Building Service Hours, or the use thereof during Building Service Hours, which interference objectively and actually precludes construction of the Initial Alterations; (c) the failure of Landlord to timely pay the Allowance provided Tenant has properly requested the disbursement; and (d) the failure of Landlord to deliver possession of that portion of the Premises known as Suite 1960 and consisting of 1,252 rentable square feet by May 1, 2005.  Notwithstanding the foregoing to the contrary, a Landlord Caused Delay shall not include any delay in the substantial completion of the Initial Alterations due to compliance with or additional burdens resulting from the Landlord’s Contractor Rules and Regulations and the Building Rules and Regulations.  If Tenant contends that a Landlord Caused Delay has occurred pursuant to (b) and (c) above, Tenant shall notify Landlord in writing (the “Delay Notice”) within 10 Business Days of each of (i) the date upon which such Landlord Caused Delay becomes known to Tenant, and (ii) the date upon which such Landlord Caused Delay ends (the “Delay Termination Date”).  Tenant’s failure to deliver either or both of such notices to Landlord within the required time period shall be deemed to be a waiver by Tenant of the contended Landlord Caused Delay to which such notices would have related.  If such actions, inaction or circumstances described in the Delay Notice are not cured by Landlord within 2 Business Days of receipt of the Delay Notice and if such actions, inaction or circumstances otherwise qualify as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date such delay first occurred and ending as of the Delay Termination Date.  For purposes of this Paragraph E, “substantial completion of the Initial Alterations” shall mean completion of construction of the Initial Alterations in the Premises pursuant to the final plans approved by Landlord with the exception of any punch list items.

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F.                                      Design Problem. Tenant, in order to obtain Landlord’s consent to the construction of the Alterations, shall submit the plans and specifications to Landlord for its consent all at once or in one or more parts and on one or more occasions.  Each time Landlord receives all or a portion of the plans and specifications, Landlord shall, within 4 Business Days of receipt of same by notice to Tenant, either approve the plans and specifications or reject them to the extent a Design Problem, as defined below, exists with any such rejection specifying in detail what is being rejected and why it constitutes a Design Problem.  Landlord shall not reject the plans and specifications except to the extent the plans and specifications (a) do not comply with applicable Laws, (b) would have an adverse effect on the structural integrity of the Building, (c) would have an adverse effect on the mechanical, electrical, HVAC and plumbing systems of the Building, (d) would unreasonably interfere with another occupant’s normal and customary business office operations, or (e) would affect the outside appearance of the Building (individually and collectively, a “Design Problem”).

G.                                     Hazardous Materials.  In the event that any hazardous materials or substances (as defined by applicable Law) exist in the Premises as of the date of this Lease, following notice thereof from Tenant, Landlord shall, at Landlord’s sole cost and expense, remove, abate or otherwise treat such hazardous materials or substances to the extent required to comply with applicable Laws.

H.                                    This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

INTENTIONALLY OMITTED

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EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and FASTCLICK, INC., a California corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances.  In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.  Capitalized terms have the same meaning as defined in the Lease.

1.                                       Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.  No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas.  At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.                                       Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3.                                       No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.  All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.                                       Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.                                       Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises.  A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys.  All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.                                       All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.                                       Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord.  Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld.  If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord.  Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity.  If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.                                       Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld.  Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

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9.                                       Corridor doors, when not in use, shall be kept closed.

10.                                 Tenant shall not:  (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.                                 No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.                                 No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes (i.e. , “White Out”, and photocopy toner) and are being used by Tenant in a safe manner and in accordance with all applicable Laws.  Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect.  Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.                                 Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.                                 Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”).  Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume.  Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.                                 Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.  Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent.  Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.                                 Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.                                 Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.                                 Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents.  Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.                                 Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the

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Building or its desirability.  Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.                                 Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building.  Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.                                 Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance.  Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.                                 Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord.  Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.                                 The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time.  Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

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EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and FASTCLICK, INC., a California corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

I.                                         ASBESTOS NOTIFICATION.  Tenant acknowledges that Tenant has received the asbestos notification letter attached to this Lease as Exhibit H hereto, disclosing the existence of asbestos in the Building.  As part of Tenant’s obligations under this Lease, Tenant agrees to comply with the California “Connelly Act” and other applicable Laws, including providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act and other applicable Laws.

II.                                     LETTER OF CREDIT.

A.                                   General Provisions.  Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit I hereto and containing the terms required herein, in the face amount of $85,000.00 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion.  Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term or any renewal Term.  If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension (a “Renewal or Replacement LC”) to Landlord not later than 60 days prior to the expiration date of the Letter of Credit then held by Landlord.  Any Renewal or Replacement LC shall comply with all of the provisions of this Section II, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

B.                                     Drawings under Letter of Credit. Upon Tenant’s failure to comply with one or more provisions of this Lease, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, Landlord may, without prejudice to any other remedy provided in this Lease or by Law, draw on the Letter of Credit and use all or part of the proceeds to (b) satisfy any amounts due to Landlord from Tenant, and (b) satisfy any other damage, injury, expense or liability caused by Tenant’s failure to so comply.  In addition, if Tenant fails to furnish a Renewal or Replacement LC complying with all of the provisions of this Section II at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section II (the “LC Proceeds Account”).

C.                                     Use of Proceeds by Landlord.  The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a)  against any Rent payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any

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damages arising under section 1951.2 of the California Civil Code following termination of the Lease; (c) against any costs incurred by Landlord in connection with the Lease (including attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default.  Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within 45 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

D.                                    Additional Covenants of Tenant.  If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within 5 days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section II, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Default by Tenant.  Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

E.                                      Nature of Letter of Credit.  Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy Defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section II and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Related Parties, including any damages Landlord suffers following termination of the Lease.

F.                                      Reduction in Letter of Credit Amount. Provided that, during the 12 month period immediately preceding the effective date of any reduction of the Letter of Credit, Tenant has timely paid all Rent and no Default has occurred under this Lease (the “LC Reduction Conditions”), Tenant may reduce the Letter of Credit Amount so that the reduced Letter of Credit Amounts will be as follows: (a) $63,750.00 effective as of the first day of the 25th full month of the Term;  (b) $42,500.00 effective as of the first day of the 37th full month of the Term; and (c) $21,250.00 effective as the first day of the 49th full month of the Term. If Tenant is not entitled to reduce the Letter of Credit Amount as of a particular reduction effective date due to Tenant’s failure to satisfy the LC Reduction Conditions described above, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have

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been entitled to had Tenant satisfied the LC Reduction Conditions necessary for such earlier reduction.  Notwithstanding anything to the contrary contained herein, if Tenant has been in Default under this Lease at any time prior to the effective date of any reduction of the Letter of Credit Amount and Tenant has failed to cure such Default within any applicable cure period, then Tenant shall have no further right to reduce the Letter of Credit Amount as described herein.  Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount or an amendment to the existing Letter of Credit reflecting the reduced amount.

III.           TEMPORARY SPACE.

A.                                   During the period beginning on the later of the full and final execution of this Lease by Landlord and Tenant, delivery of the Letter of Credit and all prepaid rental, if any, required under this Lease, delivery of all initial certificates of insurance required by this Lease (which certificates of insurance shall specifically cover both the Temporary Space during the Temporary Space Term, as hereinafter defined, and the Premises), and ending on the Commencement Date of this Lease (such period being referred to herein as the “Temporary Space Term”), Landlord shall allow Tenant to use approximately 2,213 rentable square feet of space known as Suite No. 940 located on the 9th floor of the Building as shown on Exhibit F-1 of this Lease (the “Temporary Space”) for the Permitted Use.  During the Temporary Space Term, the Temporary Space shall be deemed the “Premises” for purposes of Section 13 (Indemnity and Waiver of Claims) of the Lease.  Such Temporary Space shall be accepted by Tenant in its “as-is” condition and configuration, it being agreed that Landlord shall be under no obligation to perform any work in the Temporary Space or to incur any costs in connection with Tenant’s move in, move out or occupancy of the Temporary Space.  Tenant acknowledges that it shall be entitled to use and occupy the Temporary Space at its sole cost, expense and risk.  Tenant shall not construct any improvements or make any alterations of any type to the Temporary Space without the prior written consent of Landlord.  All costs in connection with making the Temporary Space ready for occupancy by Tenant shall be the sole responsibility of Tenant. Tenant’s at Tenant’s sole cost and expense may install Cable for use in the Temporary Space, subject to Landlord’s review and approval.  The removal of such Cable shall be subject to the terms and conditions set forth in Section 8 of the Lease.

B.                                     The Temporary Space shall be subject to all the terms and conditions of the Lease except as expressly modified herein, provided that Base Rent for the Temporary Space during the Temporary Space Term shall be $5,311.20 each month during the Temporary Space Term, payable in accordance with the Lease, with the first installment due on the date Landlord delivers possession of the Temporary Space to Tenant. Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in Default under this Lease, Tenant shall be entitled to an abatement of Base Rent of the Temporary Space in the amount of $5,311.20 per month for 1 full calendar month of the Temporary Space Term, beginning with the 2nd full calendar month of the Temporary Space Term. If the Temporary Space Term commences on other than the first day of a calendar month or ends on other than the last day of a calendar month, then the monthly Base Rent payable for the Temporary Space for any such partial month shall be prorated to reflect the actual number of days of such partial month falling within the Temporary Space Term.  Tenant shall not be required to pay Tenant’s Pro Rata Share of Expenses and Taxes for the Temporary Space during the Temporary Space Term.  Tenant shall not be entitled to receive any allowances, abatement or other financial concession in connection with the Temporary Space which was granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Temporary Space, and the Temporary Space shall not be subject to any renewal or expansion rights of Tenant under the Lease.

C.                                     Upon termination of the Temporary Space Term, Tenant shall vacate the Temporary Space and deliver the same to Landlord in the same condition that the Temporary Space was delivered to Tenant, ordinary wear and tear excepted and damage by Casualty (defined in and subject to the terms of Section 16) excepted.  At the expiration or earlier termination of the Temporary Space Term, Tenant shall remove all debris, all items of Tenant’s personalty, and any trade

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fixtures of Tenant from the Temporary Space but Tenant shall not be required to remove Cable.  Tenant shall be fully liable for all damage Tenant or Tenant’s agents, employees, contractors, or subcontractors cause to the Temporary Space.

D.                                    Tenant shall have no right to hold over or otherwise occupy the Temporary Space at any time following the expiration or earlier termination of the Temporary Space Term, and in the event of such holdover, Landlord shall immediately be entitled to institute dispossessory proceedings to recover possession of the Temporary Space, without first providing notice thereof to Tenant.  In the event of holding over by Tenant after expiration or termination of the Temporary Space Term without the written authorization of Landlord, Tenant shall pay, for such holding over, 175% of the monthly Base Rent due for the Temporary Space at the rate in effect immediately preceding the expiration of the Temporary Space Term for each month or partial month of holdover, plus all consequential damages that Landlord incurs as a result of the Tenant’s hold over. During any such holdover, Tenant’s occupancy of the Temporary Space shall be deemed that of a tenant at sufferance, and in no event, either during the Temporary Space Term or during any holdover by Tenant, shall Tenant be determined to be a tenant-at-will under applicable law.  While Tenant is occupying the Temporary Space, Landlord or Landlord’s authorized agents shall be entitled to enter the Temporary Space, upon reasonable notice, to display the Temporary Space to prospective tenants.

IV.                                 ROOF SPACE FOR DISH/ANTENNA.

A.                                   Tenant shall have the right, in consideration for payments of $0.00 per month (the “Dish/Antenna Payments”), to lease space on the roof of the Building for the purpose of installing (in accordance with Section IX.C of the Lease), operating and maintaining a 36 inch dish/antenna or other communication device approved by the Landlord (the “Dish/Antenna”).  During any renewal Term of the Lease the monthly Dish/Antenna Payments referenced above shall increase by the prevailing monthly charges established from time to time for such Dish/Antenna. The Dish/Antenna Payments shall constitute Additional Rent under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of Section 4 of the Lease.  The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed 25 square feet (the “Roof Space”).  Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term.  Landlord’s designation shall take into account Tenant’s use of the Dish/Antenna.  Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord’s architect and/or engineer (not to be unreasonably withheld) with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The Dish/Antenna must be tagged with weatherproof labels showing manufacturer, model, frequency range, and name of Tenant.  In addition, the cable between the Dish/Antenna and Tenant’s suite must be tagged in the telecom closet on each floor with a label showing Tenant’s name, phone number and suite number.  The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than 20 days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna.  Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna.  If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects.  If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation.  If at any time Landlord, in its sole discretion,  deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate

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aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

B.                                     Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space.  Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

C.                                     It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord.  Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

D.                                    Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building.  In the event Tenant’s equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference.

E.                                      Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located.  Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment.  Tenant has the responsibility of carrying out the terms of its FCC license in all respects.  The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes.  Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power.  Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

F.                                      The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder.  Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached.  Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole discretion.  Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord.  Tenant agrees that at all times during the Term, it will keep the roof of the Building and

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the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

G.                                     In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord.  Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof.  If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor.  In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

H.                                    Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

I.                                         Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “License Agreement”) with respect to the use of roof space by tenants of the Building.  Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

J.                                        Tenant specifically acknowledges and agrees that the terms and conditions of Section 13 of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

K.                                    At the expiration or earlier termination of the Lease, Tenant shall, at Tenant’s sole cost, remove the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restore the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any.  In addition, if Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Section 18 of the Lease (Events of Default), Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any.  If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

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EXHIBIT F-1

OUTLINE AND LOCATION OF TEMPORARY SPACE

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EXHIBIT G

PARKING AGREEMENT

This Exhibit (the “Parking Agreement”) is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and FASTCLICK, INC., a California corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

1.                                       The capitalized terms used in this Parking Agreement shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Parking Agreement.  In the event of any conflict between the Lease and this Parking Agreement, the latter shall control.

2.                                       During the initial Term, Tenant shall have the right, but not the obligation, to lease from Landlord and Landlord agrees to lease to Tenant a total of up to 22 non-reserved parking spaces and Tenant shall have the obligation to lease from Landlord and Landlord agrees to lease to Tenant a total of 4 reserved parking spaces in the parking facility servicing the Building (“Parking Facility”). During the initial Term, Tenant shall pay in advance, concurrent with Tenant’s payment of monthly Base Rent, the prevailing monthly charges established from time to time for parking in the Parking Facility.  Such charges shall be payable to Landlord or such other entity as designated by Landlord, and shall be sent to the address Landlord designates from time to time. The initial charge for such parking spaces is $140.00 per non-reserved parking pass, per month, inclusive of taxes and $210.00 per reserved parking pass, per month, inclusive of taxes. No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant. Prior to the Commencement Date, Tenant shall notify Landlord in writing of the number of non-reserved parking spaces which Tenant initially elects to use during the Term, but in no event in excess of the maximum number of non-reserved parking spaces set forth in this Section 2.  Thereafter, Tenant may increase or decrease the number of non-reserved parking spaces to be used by Tenant pursuant to this Section 2 upon a minimum of 30 days prior written notice to Landlord, provided that in no event may Tenant elect to use in excess of the maximum number of non-reserved parking spaces set forth in this Section 2.  Tenant may, from time to time request additional parking spaces, and if Landlord shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and at such prevailing monthly parking charges as shall be established from time to time.  Tenant, upon 30 days prior written notice to Landlord and subject to availability, shall have a one time right to convert up to 4 reserved parking spaces into 4 unreserved parking spaces.

3.                                       Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility.  Landlord reserves the right to adopt, modify and enforce reasonable rules (“Rules”) governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation.  The Rules set forth herein are currently in effect.  Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

4.                                       Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis.  Tenant acknowledges that Landlord has no liability for claims arising through acts or omissions of any independent operator of the Parking Facility.  Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to the Parking Facility, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility.  Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.  Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any location designated for such assigned or reserved parking spaces.  Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make

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repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.  In such event, Landlord shall refund any prepaid parking fee hereunder, prorated on a per diem basis.

5.                                       If Tenant shall default under this Parking Agreement, the operator shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever.  In addition, if Tenant shall default under this Parking Agreement, Landlord shall have the right to cancel this Parking Agreement on 20 days’ written notice, unless within such 20 day period, Tenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth).  Any default by Tenant under the Lease shall be a default under this Parking Agreement, and any default under this Parking Agreement shall be a default under the Lease.

RULES

(i)                                     Landlord reserves the right to establish and change Parking Facility hours from time to time, although, as of the date of this Lease, Tenant shall have access to the Parking Facility on a 24-hour basis, 7 days a week, subject to the other terms of this Parking Agreement. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the operator.  Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property.  If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

(ii)                                  Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

(iii)                               All directional signs and arrows must be observed.

(iv)                              The speed limit shall be 5 miles per hour.

(v)                                 Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vi)                              Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)                                  Areas not striped for parking

(b)                                 aisles

(c)                                  where “no parking” signs are posted

(d)                                 ramps

(e)                                  loading zones

(vii)                           Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator.  Such device must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(viii)                        Monthly fees shall be payable in advance prior to the first day of each month.  Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due.  No deductions or allowances from the monthly rate will be made for days on which the Parking Facility is not used by Tenant or its designees.

(ix)                                Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules.

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(x)                                   Every parker is required to park and lock his/her own car.

(xi)                                Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager immediately.  Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution.  Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the Parking Facility immediately.

(xii)                             Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited.  Parking spaces may be used only for parking automobiles.

(xiii)                          Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.

6.                                       TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT’S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT’S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT’S USE OF THE PARKING FACILITY OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD’S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION.  THE LIMITATION ON LANDLORD’S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD’S WILLFUL MISCONDUCT.

7.                                       Without limiting the provisions of Paragraph 6 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action.  It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

8.                                       The provisions of Section 20 of the Lease are hereby incorporated by reference as if fully recited.

Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Parking Facility and is fully aware of the legal consequences of agreeing to this instrument.

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EXHIBIT H

ASBESTOS NOTIFICATION

This Exhibit is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and FASTCLICK, INC., a California corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

Asbestos-containing materials (“ACMs”) were historically commonly used in the construction of commercial buildings across the country.  ACMs were commonly used because of their beneficial qualities; ACMs are fire-resistant and provide good noise and temperature insulation.

Some common types of ACMs include surfacing materials (such as spray-on fireproofing, stucco, plaster and textured paint), flooring materials (such as vinyl floor tile and vinyl floor sheeting) and their associated mastics, carpet mastic, thermal system insulation (such as pipe or duct wrap, boiler wrap and cooling tower insulation), roofing materials, drywall, drywall joint tape and drywall joint compound, acoustic ceiling tiles, transite board, base cove and associated mastic, caulking, window glazing and fire doors.  These materials are not required under law to be removed from any building (except prior to demolition and certain renovation projects).  Moreover, ACMs generally are not thought to present a threat to human health unless they cause a release of asbestos fibers into the air, which does not typically occur unless (1) the ACMs are in a deteriorated condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities).

It is possible that some of the various types of ACMs noted above (or other types) are present at various locations in the Building.  Anyone who finds any such materials in the Building should assume them to contain asbestos unless those materials are properly tested and found to be otherwise.  In addition, under applicable Law, certain of these materials are required to be presumed to contain asbestos in the Building because the Building was built prior to 1981 (these materials are typically referred to as “Presumed Asbestos Containing Materials” or “PACM”).  PACM consists of thermal system insulation and surfacing material found in buildings constructed prior to 1981, and asphalt or vinyl flooring installed prior to 1981.  If any thermal system insulation, asphalt or vinyl flooring or surfacing materials are found to be present in the Building, such materials must be considered PACM unless properly tested and found otherwise.  In addition, Landlord has identified the presence of certain ACMs in the Building.  For information about the specific types and locations of these identified ACMs, please contact the Property Manager.  The Property Manager maintains records of the Building’s asbestos information including any Building asbestos surveys, sampling and abatement reports.  This information is maintained as part of Landlord’s asbestos Operations and Maintenance Plan (“O&M Plan”).

The O&M Plan is designed to minimize the potential of any harmful asbestos exposure to any person in the Building. Because Landlord is not a physician, scientist or industrial hygienist, Landlord has no special knowledge of the health impact of exposure to asbestos.  Therefore, Landlord hired an independent environmental consulting firm to prepare the Building’s O&M Plan.  The O&M Plan includes a schedule of actions to be taken in order to (1) maintain any building ACMs in good condition, and (2) to prevent any significant disturbance of such ACMs.  Appropriate Landlord personnel receive regular periodic training on how to properly administer the O&M Plan.

The O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure.  The O&M Plan describes those risks, in general, as follows:  asbestos is not a significant health concern unless asbestos fibers are released and inhaled.  If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer) increases.  However, measures to minimize exposure and consequently minimize the accumulation of fibers, reduce the risk of adverse health effects.

The O&M Plan also describes a number of activities which should be avoided in order to prevent a release of asbestos fibers.  In particular, some of the activities which may present a health risk (because those activities may cause an airborne release of asbestos fibers) include moving, drilling, boring or otherwise disturbing ACMs.  Consequently, such activities should not be attempted by any person not qualified to handle ACMs.  In other words, the approval of Building management must be obtained prior to engaging in any such activities.  Please contact the Property Manager for more information in this regard.  A copy of the written O&M Plan for the Building is located in the Building Management Office and, upon your request, will be made available to tenants for you to review and copy during Building Service Hours.

Because of the presence of ACM in the Building, Landlord is also providing the following warning, which is commonly known as a California Proposition 65 warning:

WARNING:  This Building contains asbestos, a chemical known to the State of California to cause cancer.

Please contact the Property Manager with any questions regarding the contents of this Exhibit.

EXHIBIT I

LETTER OF CREDIT

[NAME OF FINANCIAL INSTITUTION]

IRREVOCABLE STANDBY
LETTER OF CREDIT
NO.
ISSUANCE DATE:
EXPIRATION DATE:
APPLICANT: FASTCLICK, INC., A CALIFORNIA CORPORATION

BENEFICIARY

CA-10960 WILSHIRE LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP

3200 OCEAN PARK BOULEVARD

SUITE 100

SANTA MONICA, CALIFORNIA 90405

ATTN: EQUITY OFFICE
PROPERTY MANAGER

LADIES/GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR FOR THE ACCOUNT OF THE ABOVE REFERENCED APPLICANT IN THE AMOUNT OF EIGHTY FIVE THOUSAND AND NO/100 U.S. DOLLARS ($85,000.00) AVAILABLE FOR PAYMENT AT SIGHT BY YOUR DRAFT DRAWN ON US WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.     THIS ORIGINAL IRREVOCABLE STANDBY LETTER OF CREDIT.

2.               BENEFICIARY’S SIGNED AND DATED STATEMENT WORDED AS FOLLOWS: “THIS CERTIFIES THAT THE UNDERSIGNED IS AN AUTHORIZED SIGNATORY OF THE BENEFICIARY OF BANK OF THE WEST STANDBY LETTER OF CREDIT NO.             AND THAT THIS DRAW IN THE AMOUNT OF                              U.S. DOLLARS ($                        ) UNDER THE LETTER OF CREDIT NO.                                  REPRESENTS FUNDS DUE AND OWING PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN CA-10960 WILSHIRE LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, AS LANDLORD, AND FASTCLICK, INC., A CALIFORNIA CORPORATION, AS TENANT, AND/OR ANY AMENDMENT TO THE LEASE OR ANY OTHER AGREEMENT BETWEEN SUCH PARTIES RELATED TO THE LEASE.”

IT IS A CONDITION OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT THAT IT WILL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A ONE YEAR PERIOD UPON THE EXPIRATION DATE SET FORTH ABOVE AND UPON EACH ANNIVERSARY OF SUCH DATE, UNLESS AT LEAST 60 DAYS PRIOR TO SUCH EXPIRATION DATE OR APPLICABLE ANNIVERSARY THEREOF, WE SEND NOTICE TO YOU IN WRITING, BY CERTIFIED MAIL OR BY OVERNIGHT COURIER SERVICE TO THE ABOVE ADDRESS, THAT WE ELECT NOT TO SO EXTEND THIS IRREVOCABLE STANDBY LETTER OF CREDIT.

IN ADDITION, THE AMOUNT AVAILABLE TO BE DRAWN UNDER THIS LETTER OF CREDIT SHALL BE REDUCED, AUTOMATICALLY AND WITHOUT AMENDMENT, ON EACH DATE (EACH, AN “AUTOMATIC REDUCTION DATE”) SET FORTH IN THE FOLLOWING AUTOMATIC REDUCTION SCHEDULED BY THE AMOUNT (“THE REDUCTION AMOUNT”) SET FORTH OPPOSITE SUCH DATE. HOWEVER, SUCH SCHEDULED REDUCTION AMOUNT(S) SHALL BE REDUCED, OR OFFSET, BY THE AMOUNT OF ANY PAYMENT MADE BY US UNDER THIS LETTER OF CREDIT ON OR PRIOR TO THE RELEVANT AUTOMATIC REDUCTION DATE (UNTIL SUCH PAYMENT AMOUNT HAS BEEN FULLY OFFSET AGAINST SUCH REDUCTION AMOUNT(S)).”

AUTOMATIC REDUCTION SCHEDULE

AUTOMATIC REDUCTION DATE	REDUCTION AMOUNT

1st day of the 25th full calendar month of the Term	$63,750.00

1st day of the 37th full calendar month of the Term	$42,500.00

1st day of the 49th full calendar month of the Term	$21,250.00

IN ADDITION TO THE FOREGOING, WE UNDERSTAND AND AGREE THAT YOU SHALL BE ENTITLED TO DRAW UPON THIS IRREVOCABLE STANDBY LETTER OF CREDIT IN THE EVENT THAT WE ELECT NOT TO EXTEND THIS IRREVOCABLE STANDBY LETTER OF CREDIT YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT(S) AS ABOVE ACCOMPANIED BY YOUR SIGNED AND DATED STATEMENT WORDED AS FOLLOWS:

“THIS CERTIFIES THAT THE UNDERSIGNED IS AN AUTHORIZED SIGNATORY OF THE BENEFICIARY OF BANK OF THE WEST STANDBY LETTER OF CREDIT NO.           AND THAT THE APPLICANT HAS FAILED TO PROVIDE AN ACCEPTABLE SUBSTITUTE IRREVOCABLE STANDBY LETTER OF CREDIT IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN CA-10960 WILSHIRE LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, AS LANDLORD, AND FASTCLICK, INC., A CALIFORNIA CORPORATION, AS TENANT, AND/OR ANY AMENDMENT TO THE LEASE OR ANY OTHER AGREEMENT BETWEEN SUCH PARTIES RELATED TO THE LEASE.”

WE FURTHER AGREE THAT:  (A) UPON RECEIPT OF THE DOCUMENTATION REQUIRED HEREIN, WE WILL HONOR YOUR DRAWS AGAINST THIS IRREVOCABLE STANDBY LETTER OF CREDIT WITHOUT INQUIRY INTO THE ACCURACY OF BENEFICIARY’S SIGNED STATEMENT AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE ..CONTENT OF SUCH STATEMENT; (B) THIS IRREVOCABLE STANDBY LETTER OF CREDIT SHALL PERMIT PARTIAL DRAWS AND, IN THE EVENT YOU ELECT TO DRAW UPON LESS THAN THE FULL STATED AMOUNT HEREOF, THE STATED AMOUNT OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AMOUNT OF SUCH PARTIAL DRAW; AND (C)  THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART. TRANSFER MAY ONLY BE EFFECT BY BANK OF THE WEST ON OUR RECEIPT OF A REQUEST FOR FULL TRANSFER IN FORM REASONABLY ACCEPTABLE TO US ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT, AMENDMENTS HERETO IF ANY, AND PAYMENT OF OUR TRANSFER COMMISSION IN EFFECT AT THE TIME OF THE TRANSFER, BUT NOT TO EXCEED AN AMOUNT EQUAL TO 0.25% OF THE AMOUNT AVAILABLE TO BE DRAWN UNDER THIS LETTER OF CREDIT.

THIS IRREVOCABLE STANDBY LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) ICC PUBLICATION NO. 500.

WE HEREBY ENGAGE WITH YOU TO HONOR DRAFTS AND DOCUMENTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT.

ALL COMMUNICATIONS TO US WITH RESPECT TO THIS IRREVOCABLE STANDBY LETTER OF CREDIT MUST BE ADDRESSED TO OUR OFFICE LOCATED AT 1977 SATURN STREET, MONTEREY PARK, CA 91755 TO THE ATTENTION OF TEAM 2.

VERY TRULY YOURS,

[NAME]

[TITLE}